Exhibit 23.2

Consent of Independent Auditor

We consent to the inclusion in this Registration Statement on Form S-4/A of Business First Bancshares, Inc. of our reports dated March 25, 2025, relating to the consolidated financial statements and consolidating financial statement schedules of Progressive Bancorp, Inc., appearing in this proxy statement/prospectus on Form S-4/A.

We also consent to the reference of our firm under the heading “Experts” in such proxy statement/prospectus.

/s/ RSM US LLP

Dallas, Texas

September 12, 2025